UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2005 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On April 25, 2005 the Compensation Committee of the Board of Directors of WebEx Communications, Inc. (“WebEx” or “Company”) established the performance measures for the WebEx executive cash bonus plan (“Plan”). The Plan is not set forth in a written agreement. The Plan covers WebEx’s chief executive officer and its other named executive officers including WebEx’s chief operating officer. The Plan also covers other WebEx executives who directly report to either the chief executive officer or the chief operating officer.

Each participant in the Plan is assigned an annual target bonus which, depending on the executive, is between 20% and 100% of the executive’s 2005 base salary.  The Plan sets Company performance benchmarks for (i) revenue, (ii) profits, (iii) service quality, and (iv) customers’ usage of WebEx services. The relative weighting of these four factors in the determination of a participant’s annual bonus is 40%, 20%, 20% and 20%, respectively. Bonuses are paid quarterly with respect to revenue, profits and service quality benchmarks. Payment of the bonus with respect to the fourth quarter will include the usage component along with the other three quarterly components.

In addition to the benchmarks, the Plan sets forth minimum achievement levels in each of the four Company performance areas. If a minimum achievement level is not attained in one of the areas, then that component of the bonus payment computation will be zero. In addition, if the minimum achievement level for the profits factor is not achieved for a given quarter, there will be no bonus payment to participants for that quarter with respect to any of the components, regardless of attainment of minimum achievement level in the other areas. If the Company achieves or exceeds the minimum in one or more areas including profits, the bonus amount payable to each participant will depend on the Company’s actual achievement relative to the four benchmarks. A bonus in excess of a participant’s annual target bonus is possible if there is significant over-achievement relative to the benchmarks, with the annual maximum bonus payable under the Plan being 200% of a participant’s target bonus amount.

The Compensation Committee has the ability to reset the four benchmarks for unanticipated events that might affect the benchmarks, such as merger and acquisition activity.  Bonuses for sales executives are partially based on the Plan; bonuses payable to sales executives are based 30% on the Plan and 70% based on achievement of each executive’s sales quota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: April 28, 2005	By:	/s/ Subrah S. Iyar
Name: Subrah S. Iyar
Title: Chief Executive Officer